Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-3 of DayStar Technologies, Inc. of our report dated March 19, 2010, relating to our audits of the financial statements, appearing in the Company’s Annual Report on Form 10-K of DayStar Technologies, Inc. for the year ended December 31, 2009.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

Irvine, California

October 14, 2010